AMENDMENT OF ARTICLES OF INCORPORATION

                                      OF

                           STRONG EQUITY FUNDS, INC.


          The undersigned Vice President of Strong Equity Funds, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to create Strong Strategic Growth Fund as an additional class of Common Stock:

          "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

     'A.     The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:


               CLASS                              AUTHORIZED NUMBER OF SHARES


          Strong Growth Fund                              Indefinite
          Strong Small Cap Fund                           Indefinite
          Strong Value Fund                               Indefinite
          Strong Mid Cap Fund                             Indefinite
          Strong Index 500 Fund                           Indefinite
          Strong Growth 20 Fund                           Indefinite
          Strong Small Cap Value Fund                     Indefinite
          Strong Dow 30 Value Fund                        Indefinite
          Strong Strategic Growth Fund                    Indefinite'''

          This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on May 1, 1998 in accordance with Section
180.1002 and 180.0602(2) of the Wisconsin Statutes. Shareholder approval was not required.


          Executed in duplicate this 1st day of May, 1998.



                                   STRONG EQUITY FUNDS, INC.


                                  By:  /s/ Stephen J. Shenkenberg

                                  Stephen J. Shenkenberg, Vice President


This instrument was drafted by:


John S. Weitzer
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051

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